UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 8, 2016

GCP APPLIED TECHNOLOGIES INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-37533	47-3936076
(Commission File Number)	(IRS Employer Identification No.)

62 Whittemore Avenue
Cambridge, Massachusetts	02140
(Address of Principal Executive Offices)	(Zip Code)

(617) 876-1400
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

GCP APPLIED TECHNOLOGIES INC.
FORM 8-K
CURRENT REPORT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 8, 2016, the Board of Directors of GCP Applied Technologies Inc. (“GCP” or the “Company”) , upon the recommendation of the Compensation Committee, approved grants of initial equity awards to certain of the Company’s executives, including the named executive officers of the Company: Gregory E. Poling, Dean P. Freeman, Zain Mahmood, William J. McCall and John W. Kapples.

Two-thirds of the value of the awards to the named executive officers was issued in the form of restricted stock units and one-third of the value was issued in the form of a nonqualified stock option. The restricted stock unit and stock option awards were made pursuant to the terms and conditions of the GCP Applied Technologies Inc. 2016 Stock Incentive Plan, a copy of which is attached as Exhibit 10.5 to the Company’s Current Report on Form 8-K filed by the Company with the SEC on February 4, 2016, which is incorporated by reference herein. The restricted stock unit and stock option awards are subject to the additional terms and conditions contained in the applicable award agreements, the forms of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.
(d)                                 Exhibits

Exhibit No.	Description of Exhibit
10.1	Form of Restricted Stock Unit Agreement.
10.2	Form of Nonstatutory Stock Option Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.

GCP APPLIED TECHNOLOGIES INC.
(Registrant)

	By	/s/ John W. Kapples

John W. Kapples
Vice President and General Counsel

Dated: February 11, 2016

EXHIBITS

Exhibit No.	Description of Exhibit
10.1	Form of Restricted Stock Unit Agreement.
10.2	Form of Nonstatutory Stock Option Agreement